Quaker Alloy, Inc. 401(k) Profit Sharing Plan for Union
   Employees

   Independent Auditors' Consent to Form 11-K for the Year Ended
   June 30, 2000

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-93765 of Atchison Casting Corporation on Form S-8 of our report dated January 2, 2001, appearing in this Annual Report on Form 11-K of the Quaker Alloy, Inc. 401(k) Profit Sharing Plan for Union Employees for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 11, 2001